Exhibit 32

Written Statement of the Chief Executive Officer and the Chief Financial Officer

Pursuant to 18 U.S.C. §1350

Solely for the purposes of complying with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer of Superior Uniform Group, Inc. (the “Company”), hereby certify, based on our knowledge, that the Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2014 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael Benstock

Michael Benstock

Chief Executive Officer

(Principal Executive Officer)

Date: October 23, 2014

/s/ Andrew D. Demott, Jr.

Andrew D. Demott, Jr.

Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: October 23, 2014

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the U.S. Securities and Exchange Commission or its staff upon request.